October 30, 2000



Parkside Salt Lake Corporation
c/o American Realty Advisors
700 North Brand Blvd.
Suite 300
Glendale, CA 91205

         Re:  Notice of Option to Terminate Lease

Gentlemen:

Pursuant to Paragraph 9 of that certain Second Amendment to Lease dated June 30, 1998, this letter will serve as written notice that Crown intends to terminate the Lease effective August 1, 2001. Please provide Crown with a detailed accounting of the un-amortized portion of the leasing costs as provided for in the Lease.

If you have any questions please do not hesitate to call.

Sincerely,



Jay Mealey
President

cc:      Cottonwood Management Services
         215 South State Street
         Salt Lake City, UT 84111